Exhibit 99.1

Xenetic Biosciences, Inc. Reports Third Quarter 2019 Financial Results and Provides Corporate Update

– Company ramps up activities to execute XCART’s preclinical and regulatory strategy –

– Cash runway expected to fund Company through preclinical advancements towards IND filing –

FRAMINGHAM, MA – (November 15, 2019) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing XCART, a personalized chimeric antigen receptor T cell (“CAR T”) platform technology engineered to target patient-specific tumor neoantigens, announced today its financial results for the quarter ended September 30, 2019 and provided a corporate update.

Jeffrey Eisenberg, Chief Executive Officer of Xenetic, commented, “The third quarter marks a pivotal moment in the evolution of Xenetic to date. Following the acquisition of our proprietary XCART platform technology, we believe we have the potential to truly advance CAR T therapy and ultimately address the significant shortcomings that exist in the treatment of many oncology indications. As we look forward to the remainder of 2019 and into 2020, we continue to build momentum and ramp up our efforts to achieve the corporate, clinical and regulatory milestones that we believe will drive significant value for our shareholders.”

XCART Platform Technology Overview: Designed to develop cell-based therapeutics for the treatment of multiple tumor types of B-cell Non-Hodgkin lymphomas, an area of significant unmet need, with the potential to address an initial global market opportunity of over $5 billion annually.1

Highlights:

•	Proximity-based screening platform capable of identifying CAR constructs that can target patient-specific tumor neoantigens, with a demonstrated proof of mechanism in B-cell Non-Hodgkin lymphomas.
•	Believed to have the potential to significantly enhance the safety and efficacy of cell therapy for B-cell lymphomas by generating patient- and tumor-specific CAR T cells.
•	The XCART technology creates the possibility of personalized treatment of lymphomas utilizing a CAR with an antigen-binding domain that should only recognize, and only be recognized by, the unique BCR of a particular patient’s B-cell lymphoma.
•	Clinical development program will continue to seek to confirm the early preclinical results, and to demonstrate a more attractive safety profile than existing therapies.
•	Entered into a research agreement to begin the process of technology transfer of the XCART technology and enable advancement towards the Company’s stated goal of establishing an academic collaboration for XCART development.

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1 Market Reports World GLOBAL NON-HODGKIN LYMPHOMA THERAPEUTICS MARKET - SEGMENTED BY TYPE OF TREATMENT - GROWTH, TRENDS AND FORECASTS (2018 - 2023); BioPharm Insight Surveillance, Epidemiology, and End Results (SEER) 9 registries, National Cancer Institute, 2017

1

PolyXen™ Platform Technology: Patent-protected enabling platform technology designed for protein or peptide therapeutics, enabling next-generation biological drugs to prolong a drug's circulating half-life and potentially improve other pharmacological properties.

Highlights:

•	Exclusive License Agreement with Takeda Pharmaceuticals Co. Ltd. (“Takeda”) in the field of coagulation disorders. Takeda currently has one active development program underway utilizing the PolyXen platform technology. In addition, in October 2017, Xenetic granted rights to Takeda to grant a nonexclusive sublicense to certain patents related to PolyXen to a third party.
•	Royalty stream resulting from the Takeda sublicense expected to commence by the end of 2019.

Summary of Financial Results for Third Quarter and Nine Months Ended September 30, 2019

The Company reported a net loss of approximately $8.9 million and $11.6 million for the three and nine months ended September 30, 2019, respectively, compared to a net loss of approximately $1.8 million and $5.7 million for the same periods in 2018. The results of the three and nine months ended September 30, 2019 included $6.3 million of non-cash expenses composed of in-process research and development expenses of $3.0 million associated with the Company’s acquisition of XCART and Goodwill impairment of $3.3 million, as well as $1.1 million of transaction costs related to our acquisition of XCART. Excluding the $6.3 million of non-cash expenses and $1.1 million of transaction costs, net loss was $1.5 million and $4.2 million for the three and nine months ended September 30, 2019, respectively. The Company has continued to reduce core expenses, control non-essential spending and maximize its available resources to advance its research and development efforts. On July 19, 2019, the Company completed its $15.0 million public offering, resulting in approximately $13.4 million of net proceeds to the Company. The Company ended the third quarter of 2019 with approximately $12.0 million in cash and $11.2 million of working capital.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on progressing XCART, a personalized CAR T platform technology engineered to target patient-specific tumor neoantigens. The Company is initially advancing cell-based therapeutics targeting the unique B-cell receptor on the surface of an individual patient’s malignant tumor cells for the treatment of B-cell lymphomas. XCART has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications.

Additionally, Xenetic is leveraging PolyXen™, its proprietary drug delivery platform, by partnering with biotechnology and pharmaceutical companies. PolyXen™ has demonstrated its ability to improve the half-life and other pharmacological properties of next-generation biologic drugs. The Company has an exclusive license agreement with Takeda Pharmaceuticals Co. Ltd. in the field of coagulation disorders and expects to earn royalty payments under this agreement.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and  Facebook.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including, but not limited to, statements regarding the Company’s expectations regarding cash runway funding the Company through preclinical advancements towards IND filing; the Company’s belief that it has the potential to advance CAR T therapy and ultimately address the significant shortcomings that exist in the treatment of many oncology indications; the Company’s expectations of achieving corporate, clinical and regulatory milestones that will drive significant value for our shareholders; XCART’s potential to address an initial global market opportunity of over $5 billion annually; the Company’s belief the XCART technology has the potential to significantly enhance the safety and efficacy of cell therapy for B-cell lymphomas by generating patient- and tumor-specific CAR T cells; the Company’s anticipated goals for its clinical developmental program seeking to confirm the early preclinical results, and demonstrating a more attractive safety profile than existing therapies; the Company’s plans to initially apply the XCART technology to advance cell-based therapeutics by targeting the unique B-cell receptor on the surface of an individual patient’s malignant tumor cells for the treatment of B-cell lymphomas; the Company’s expectations that XCART has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications; and the Company’s expectations regarding potential royalties resulting from the sublicense with Takeda commencing by the end of 2019. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the acquisition of the CAR T technology; (2) uncertainty of the expected financial performance of the Company following completion of the acquisition of the CAR T technology; (3) failure to realize the anticipated potential of the XCART technology; (4) the ability of the Company to implement its business strategy; and (5) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

Jenene Thomas Communications, LLC.

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

Source: Xenetic Biosciences, Inc.